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                                                                       EXHIBIT 3

                           AMENDED AND RESTATED BYLAWS

                                       OF

                          AMERICAN HOMESTAR CORPORATION


                                    ARTICLE I

                                  CAPITAL STOCK

         Section 1. Certificates Representing Shares. The Corporation shall deliver certificates, in such form as may be determined by the Board of Directors, representing all shares to which shareholders are entitled. Such certificates will be consecutively numbered and entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof the holder's name, the number, the class of shares and the par value of such shares or a statement that such shares are without par value. Such certificates shall be signed by the President or a Vice President and either the Secretary or any Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or an assistant of a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed, or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

         Section 2. Shareholders of Record. The Board of Directors of the Corporation may appoint one or more transfer agents or registrars of any class of stock of the Corporation. Unless and until such appointment is made, the Secretary of the Corporation shall maintain among other records a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issues or from transfer. The names and addresses of shareholders as they appear on the stock certificate book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

         Section 3. Transfer of Shares. The shares of the Corporation shall be transferable on the stock certificate books of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates for such shares. All certificates surrendered for transfer shall be cancelled, and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been


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surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of shareholders shall be held at the registered office of the Corporation or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

         Section 2. Annual Meeting. An annual meeting of the shareholders will be held at such time as may be determined by the Board of Directors, at which meeting the shareholders will elect a Board of Directors and transact such other business as may be properly brought before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman or Vice-Chairman of the Board, the President or the Board of Directors. Special meetings of shareholders will be called by the Secretary upon the written request of the holders of shares entitled to not less than 25% of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

         Section 4. Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 5. Closing of Transfer Books and Fixing Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than sixty days, and in case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.



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         Section 6. Voting List. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

         Section 7. Voting at Meetings. Each outstanding share of the Corporation's capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy executed in writing by such shareholder and bearing a date not more than 11 months prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors will be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders or any shareholder demands that voting be by written ballot.

         Section 8. Quorum of Shareholders. The holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but, if a quorum is not present or represented, the shareholders represented in person or by proxy at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these bylaws.




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                                   ARTICLE III

                                    DIRECTORS

         Section 1. Function. The business and affairs of the Corporation will be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or the Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors will keep regular minutes of its meetings, and will place the same in the minute book of the Corporation.

         Section 2. Number, Election and Term. Directors will be elected at the annual meeting of the shareholders, except as hereinafter provided, and need not be residents of the State of Texas or shareholders of the Corporation. The number of directors which shall constitute the Board of Directors shall be not less than one nor more than fifteen. The first Board of Directors shall consist of the number of directors named in the Articles of Incorporation. Thereafter, the number of directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof. The Board of Directors of the Corporation shall be divided into three classes which shall be as nearly equal in number as is possible. At the first election of directors to such classified Board of Directors, each Class I director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class II director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class III director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders.

         Section 3. Vacancies and Newly Created Directorships. In the event of any change in the authorized number of directors, the number of directors in each class shall be adjusted so that thereafter each of the three classes shall be composed, as nearly as may be possible, of one-third of the authorized number of directors; provided that any change in the authorized number of directors shall not increase or shorten the term of any director, and any decrease shall become effective only as and when the term or terms of office of the class or classes of directors affected thereby shall expire, or a vacancy or vacancies in such class or classes shall occur. Any vacancy occurring in the Board of Directors (by death, resignation, removal with or without cause or otherwise) may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, for the unexpired term of his predecessor in office. If there are no directors in office, then an election of directors may be held at an annual or special meeting of shareholders called for that purpose. Any directorship to be filled by reason of an increase in the number of directors may be filled by (i) the shareholders at any annual or special meeting of shareholders called for that purpose or (ii) the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any newly created


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directorship(s) of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or by the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the Articles of Incorporation.

         Section 4. Resignation. Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board or the Secretary. Any resignation will be effective upon actual receipt by which any such person or, if later, as of the date and time specified in such written notice.

         Section 5. Removal. Any director may be removed, either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

         Section 6. Place of Meeting. Meetings of the Board of Directors may be held either within or without the State of Texas, as may be fixed from time to time by the Board of Directors.

         Section 7. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting (unless, by unanimous consent, the Directors then elected and serving shall change such time or place), for the transaction of such business as may properly be brought before it. No notice of annual meetings need be given to either old or new members of the Board of Directors. Regular meetings may be held at such other times as shall be designated by the Board of Directors.

         Section 8. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman or Vice-Chairman of the Board or the President, or any two directors of the Corporation. Notice shall either be oral or written, given either personally or sent by mail, facsimile, overnight courier or telegram to the last known address of each director. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise expressly provided by law, the Articles of Incorporation or these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 9. Quorum. A majority of directors then in office shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum. Unless otherwise provided by law, the Articles of Incorporation or these


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bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any director, acting alone, shall have the power to table any matter to be voted on by the Board of Directors until the next meeting of the Board of Directors, and no matter may be tabled twice. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

         Section 10. Compensation. Directors as such shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 11. Executive Committee. The Board of Directors, shall, by a vote of a majority of the number of directors then in office, designate members of an Executive Committee of the Board of Directors, which shall consist of two members. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors as a whole is expressly required by law, the Articles of Incorporation or these Bylaws, and shall have any and all other powers necessary to supervise, manage and control the business and affairs of the Corporation. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The act of a majority of the members of the Executive Committee present at any meeting at which a quorum is present shall be the act of the Executive Committee.

         Section 12. Committees. The Board of Directors, by resolution or resolutions passed by a majority of the whole Board, may designate members of the Board to constitute one or more committees in addition to the Executive Committee, which shall in each case consist of such number of directors (not less than 2), and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), as the Board of Directors may by resolution determine and specify in the respective resolutions appointing them. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Texas, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he shall attend and, in addition, such transportation and other expenses actually incurred by him in going to the meeting of such committee and returning therefrom as the Board of Directors shall approve.

         Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation,


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partnership, association or other organization in which one or more of the
Corporation's Directors or officers are Directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         Section 14. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.


                                   ARTICLE IV

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation will be elected by the Board of Directors and shall include a President and a Secretary. The Board of Directors may also elect a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, one or more Chief Executive Officers, a Chief Financial Officer, a Controller, Vice Presidents, Assistant Vice Presidents, a Treasurer, Assistant Secretaries and Assistant Treasurers. Any or more offices may be held by the same person.

         Section 2. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, will elect the officers, none of whom need be a member of the Board of Directors.

         Section 3. Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.

         Section 4. Compensation. The salaries of the officers shall be determined by the Board of Directors, and may be altered by the Board of Directors from time to time except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation's business.


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         Section 5. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

         Section 6. Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed, for or without cause, by the affirmative vote of a majority of the entire Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 7. Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

         Section 8. Chairman of the Board of Directors. If the Board has elected a Chairman of the Board, he will preside at all meetings of the shareholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President.

         Section 9. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall have such powers and perform such duties as the Board of Directors or the Executive Committee may form time to time prescribe or as the Chairman of the Board or the Chief Executive Officer may from time to time delegate to him. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board.

         Section 10. President. The President will be the chief administration officer of the Corporation and, subject to the control of the Board of Directors and the Chief Executive Officer(s), will supervise and control all of the business and affairs of the Corporation. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.



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         Section 11. Chief Executive Officer. Any Chief Executive Officer of the
Corporation shall have, subject only to the Board of Directors and the Executive Committee, general and active management and supervision of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect. He shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the Corporation and the power to appoint and discharge agents and employees.

         Section 12. Vice Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

         Section 13. Chief Financial Officer. The Chief Financial Officer, if any, will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

         Section 14. Secretary. The Secretary will attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

         Section 15. Assistant Secretaries. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

         Section 16. Treasurer. The Treasurer will have such duties as the Board of Directors may from time to time prescribe, or as the President or Chief Financial Officer may from time to time delegate to him.


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         Section 17. Assistant Treasurers. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

         Section 18. Controller. The Controller, if any, shall share with the Treasurer responsibility for the financial and accounting books and records of the Corporation, shall report to the Treasurer, and shall perform such other duties as the Board of Directors or the Executive Committee or the Chief Executive Officer may from time to time prescribe.

         Section 19. Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

         Section 20. Delegation of Authority. In the case of any absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable, providing that a majority of the entire Board concurs therein.

                                    ARTICLE V

                                     NOTICE

         Section 1. Form of Notice. Whenever by law, the Articles of Incorporation or these Bylaws, notice is to be given to any Director or shareholder, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.

         Section 2. Waiver. Whenever any notice is required to be given to any shareholder or Director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a shareholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such shareholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.



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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Texas Business Corporation Act and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

         Section 2. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

         Section 3. Indemnification of Officers and Directors. The Corporation will indemnify its directors to the fullest extent permitted by the Texas Business Corporation Act and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

         Section 4. Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Articles of Incorporation, these Bylaws or otherwise.

         Section 5. Amendments. These bylaws may be altered, amended or repealed by the Board of Directors by the affirmative vote of a majority of the number of directors then in office.

         Section 6. Conference Telephone Meetings. Meetings of shareholders, directors or any committee may be held by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 7. Offices. The principal office of the Corporation shall be located in Webster, Texas unless and until changed by resolution of the Board of Directors. The Corporation may also


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have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

         Section 8. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 9. Seal. The seal of the Corporation shall be circular in form with a five pointed star in the center and the name of the Corporation around the margin thereof.

         Section 10. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on the 31st day of May in each year.

         Section 11. Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

         Section 12. Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.



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